[If this Security is a Global Security, insert - THIS SECURITY IS A
GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

         [If this Security is a Global Security and DTC is the Depositary, insert - UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                              KEY3MEDIA GROUP, INC.
                    11.25% SENIOR SUBORDINATED NOTES DUE 2011


No. __                                                           $____________

         Key3Media Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the principal sum of ____________ DOLLARS on June 15, 2011 and to pay interest thereon from June 26, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15,2001, at the rate of 11.25% per annum, until the principal hereof is paid or made available for payment as provided in the Indenture. The interest so payable, and punctually paid or duly provided for as provided in the Indenture, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this

Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that if the Holder of this Security gives the Company wire transfer instructions a reasonable period prior to the date for payment, the Company will make such payments in accordance with such instructions; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: _____________


                                                  KEY3MEDIA GROUP, INC.
[SEAL]



                                                  By: __________________________


Attest:


______________________________


                    Trustee's Certificate of Authentication.

         This one of the Securities of the series designated herein with the Subsidiary Guarantees endorsed thereon and referred to in the within-mentioned Indenture.


                                                  ______________________________
                                                  as Trustee

                                                By______________________________
                                                  Authorized Officer

                                    [Reverse]


                              KEY3MEDIA GROUP, INC.
                    11.25% SENIOR SUBORDINATED NOTES DUE 2011


         This Security is one of a duly authorized issue of Securities(herein called the "Securities"), issued and to be issued under an Indenture, dated as of June 26, 2001 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities of this series and of the terms upon which the Securities of this Series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

         The Securities of this series will be subject to redemption upon not less than 30 days' nor more than 60 days' notice, at any time on or after June 15, 2006, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed during the 12-month period beginning on June 15 of the years indicated:


                                                           Redemption
         Year                                                 Price
         ----                                              ----------
         2006...........................................    105.625%
         2007...........................................    103.750%
         2008...........................................    101.875%



and thereafter at a Redemption price of 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, if any, to but excluding the Redemption Date, but interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities of this series will be subject to redemption upon not less than 30 days' nor more than 60 days' notice, at any time prior to June 15, 2004, as a whole or in part, at the election of the Company, out of the Net Cash Proceeds of one or more sales of the Company's Capital Stock (other than Disqualified Stock) at a Redemption Price(expressed as a percentage of the principal amount) of 111.250%, together in the case of any such redemption with accrued and unpaid interest, if any, to but excluding the Redemption Date, but interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; provided, however, that the Company must give notice of any such redemption within 60 days of the relevant sale of Capital Stock; and provided, further, that at least $195 million aggregate principal amount of the Securities of this series remain Outstanding after each such redemption.

         If a Change of Control occurs prior to June 15, 2006, then the Securities of this series will be subject to redemption upon not less than 30 days' nor more than 60 days' notice, as a whole but not in part, at the election of the Company, at a Redemption Price(expressed as a percentage of the principal amount) of 100% plus the Applicable Premium, together in the case of any such redemption with accrued and unpaid interest, if any, to but excluding the Redemption Date, but interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; provided, however, that the Company must give notice of any such redemption within 30 days of the date on which the Change of Control occurs. "Applicable Premium" means, with respect to each Security of this series, the greater of (i) 1.0% of the then Outstanding principal amount of such Security and (ii)the excess of the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a Redemption Date of June 15, 2006 computed using a discount rate equal to the Treasury Rate plus 50 basis points over the sum of (a) the then Outstanding principal amount of such Security and (b) the accrued interest payable on such Security on the date of redemption.

         In the event of redemption or repurchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior satisfaction in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes and (d) waives notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, Incurred, assumed or guaranteed, and waives reliance by each such holder upon said provision.

         As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are Guaranteed on a senior subordinated basis pursuant to Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders of the Securities of this series under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all the Securities of this series, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium (if any) or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of the same tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the Person to whom interest is payable), whether or not this Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

         [If this Security is a Global Security, insert - This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.]

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                    GUARANTEE

         For value received, each of the Subsidiary Guarantors listed below hereby jointly and severally unconditionally Guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

         Each Subsidiary Guarantor and by its acceptance hereof each Holder of this Security hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, such Holder and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to the following paragraph, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

         Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of
Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor, and this Subsidiary Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Subsidiary Guarantee is endorsed.

         Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

         This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

         The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

         By delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Guarantee for the benefit of the Holder of this Security with the same effect as if such Subsidiary Guarantor was named below.

         All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

         Reference is made to Article Fifteen and Article Sixteen of the Indenture for further provisions with respect to this Subsidiary Guarantee.

         THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                                            Key3Media Events, Inc.
                                            As Subsidiary Guarantor


                                            By__________________________________
                                                    Authorized Signatory